                                                                  EXHIBIT 10.11

                                PROMISSORY NOTE



$400,000                                                            Milpitas, CA

                                                               December 24, 1997


     FOR VALUE RECEIVED, Dave Begin ("Employee") promises to pay to Headway Technologies, Inc. (the "Company"), or order, the principal sum of Four Hundred Thousand Dollars ($400,000), together with interest on the unpaid principal hereof from the date hereof at the rate of 5.93% per annum, compounded semiannually.

     Principal and interest shall be due and payable on the earlier of (a) January 1, 2001, (b) ten days following Employee's voluntary termination of employment with the Company, or (c) ten days following Employee's termination of employment by the Company for Cause. Employee will be deemed to be terminated for "Cause" if Employee is terminated due to any of the following:

          i. any material breach of Employee's fiduciary duty to the Company or its affiliates;

          ii. any intentional misconduct, fraud or bad faith on the part of Employee in the performance of Employee's duties as an employee of the Company;

          iii. the conviction of Employee of, or the entry by Employee of a plea of guilty or nolo contendere to (i) any felony, (ii) any activity constituting unlawful harassment, or (iii) any other malfeasance that could materially impair the reputation of the Company or Employee; or

          iv. the continued failure of Employee to report to work or to perform any reasonable duties assigned to Employee by the Company, if such breach or failure is not fully cured by Employee within ten (10) days after Employee receives written notice of such failure from the Company.

     Payments of principal and interest shall be made in lawful money of the United States of America.

     The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

     The holder of this Note shall have full recourse against the undersigned, and shall not be required to proceed against any collateral securing this Note in the event of default.
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     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by the undersigned.



                                             __________________________________
                                             Dave Begin

                                      -4-
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                               DEBT FORGIVENESS
                               ----------------



     This Debt Forgiveness Agreement ("Agreement") is made as of this 24th day of December 24, 1997, by and between Headway Technologies, Inc., a Delaware corporation (the "Company"), and Dave Begin ("Employee").

     WHEREAS, Employee has executed that certain Promissory Note, dated the date hereof (the "Note"), and has delivered the Note to the Company;

     NOW THEREFORE, in consideration of the mutual promises made herein, the parties hereby agree as follow:

     1.   Debt Forgiveness.
          ----------------

          1.1  Schedule of Debt Forgiveness.  The obligation of Employee to pay
               ----------------------------
principal and accrued interest to the Company pursuant to the Note (the "Debt") shall be forgiven according to the following schedule:

               (a) $100,000 of such principal and the accrued interest thereon from the date of the Note shall be forgiven on each of January 1, 1998, January 1, 1999, January 1, 2000 and January 2001.

               (b) 100% of such principal and accrued interest (to the extent not previously forgiven) shall be forgiven upon the death or disability of Employee.

               (c) 100% of such principal and accrued interest (to the extent not previously forgiven) shall be forgiven upon the sale or transfer by merger, sale of stock or otherwise of a majority of the Company's outstanding voting securities or assets (based on fair market value) to any person who is not an affiliate of the Company on the date hereof.

               (d) 100% of such principal and accrued interest (to the extent not previously forgiven) shall be forgiven upon any involuntary termination of Employee other than any termination for Cause (as defined in the Note).

          1.2  Condition to Debt Forgiveness.  Section 1.1(a), (b) and (c) of
               -----------------------------
this Agreement shall only be effective so long as Employee is employed by the Company at the time of the applicable event.

     2.   Additional Provisions.
          ---------------------

          2.1  Severability.  In the event that any provision hereof becomes or
               ------------
is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
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          2.2  No Oral Modification.  This Agreement may only be amended in
               --------------------
writing signed by the Party against whom the amendment is being sought.

          2.3  Counterparts.  This Agreement may be executed in counterparts,
               ------------
and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of the Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

          2.4  Attorney's Fees.  If any action or proceeding is commenced to
               ---------------
enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.

          2.5  Employment At-Will.  Neither this Agreement nor the Note modify
               ------------------
the employment relationship between Employee and the Company, which remains at-will. Employee and the Company acknowledge that this employment relationship may be terminated at any time, with or without good cause or for any or no cause, at the option of either the Employee or the Company.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                                             HEADWAY TECHNOLOGIES, INC.


                                             By:____________________________

                                             Print Name:____________________

                                             Title:_________________________


                                             _______________________________
                                             Dave Begin

                                      -2-